UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2017

Azure Midstream Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12377 Merit Drive, Suite 300

Dallas, Texas 75251

(address of principal executive offices) (zip code)

(972) 674-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Retention Bonus Plan

On January 16, 2016, the Board of Directors (the “Board”) of Azure Midstream Partners GP, LLC, a Delaware limited liability company (the “General Partner”), acting upon the recommendation of the Board’s Compensation Committee and Conflicts Committee, adopted a Key Employee Retention Bonus plan (the “Retention Bonus Plan”) on behalf of Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), that will include the participation of Azure Midstream Energy LLC, a Delaware limited liability company and affiliate of the General Partner (“AME”).

Terms of the Retention Bonus Plan are as follows:

•                  The Retention Bonus Plan will replace the Partnership’s existing retention program, which the General Partner adopted on the Partnership’s behalf on September 21, 2016 (the “Legacy Plan”), for each Participant (as defined below) that enters into a Retention Bonus Agreement (as defined below).

•                  Certain key employees engaged by the General Partner, and who provide services on behalf of the Partnership and AME (each, a “Participant”), will receive a cash bonus payment (each, a “Retention Bonus”).

•                  Amounts paid pursuant to the Retention Bonus Plan will offset any amounts that the Partnership would otherwise owe Participants under the Legacy Plan and/or the Partnership’s severance policy.

•                  The amount of Retention Bonus paid to each Participant will be based on a percentage of such Participant’s current base salary.

•                  The Partnership will pay 50% of the Retention Bonus (each such amount paid to each Participant, the “Partnership Retention Bonus”) to Participants on or about the date that such Participant enters into a Key Employee Retention Bonus Agreement with the Partnership and AME (each such agreement, a “Retention Bonus Agreement”).  AME will pay the remaining 50% of the Retention Bonus in three equal installments, each equal to 12.5% of the Retention Bonus amount (each such installment, an “AME Installment”), on each of April 1, 2017, October 1, 2017, and January 1, 2018.

•                  Participants will be required repay to the Partnership any Partnership Retention Bonus amounts received by such Participant if prior to the earlier of (i) 12 months following the payment date of such Partnership Retention Bonus; (ii) confirmation of a plan under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”); and (iii) the filing of a conversion of any chapter 11 case commenced by the Partnership to a case under chapter 7 of the Bankruptcy Code, any such Participant voluntarily terminates their employment, or such Participant’s employment is terminated for Cause (as defined in the Retention Bonus Agreements).

•                  Participants will forfeit any rights to AME Installments not yet received if, prior to the next scheduled AME Installment payment date, such Participant voluntarily terminates their employment, or such Participant’s employment is terminated for Cause (as defined in the Retention Bonus Agreements).

Each of the named executive officers included in the below table will receive Partnership Retention Bonuses from the Partnership equal to the amount opposite such officers name in the column titled “Partnership Retention Bonus.”

Officer	Partnership Retention Bonus
I. J. “Chip” Berthelot, President	$750,750
Amanda Bush, CFO	$378,125
David Garrett, Vice President Commercial	$300,000

This summary of the Retention Bonus Plan is qualified by reference to the terms of the form of Retention Bonus Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein

Item 9.01                       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Retention Bonus Agreement to be entered into by each Participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2017	AZURE MIDSTREAM PARTNERS, LP

	By:	Azure Midstream Partners GP, LLC,
the General Partner of Azure Midstream Partners, LP

	By:	/s/ Amanda Bush
Amanda Bush
Chief Financial Officer

Item 9.01                       Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Form of Retention Bonus Agreement to be entered into by each Participant.